4 Good morning. Welcome to attendees here in person, and those on the call-in line. I'd also like to welcome our board of directors, company principals and consultants in attendance or online today. My name is Andrew Dahl, and I serve as president and chief executive officer of ZIVO Bioscience Incorporated, a fully-reporting public company trading in the OTC market.

5 Before proceeding further, I must advise you that this report and any Exhibits to it contain forward-looking statements that involve risks and uncertainties. These statements reflect the Company's future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of the words "anticipate," "expect," "estimate," "intend," "believe," and similar expressions. The Company's actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include, but are not limited to, those discussed in this report.

6 In the 12 months since our last shareholder meeting, the Company has again focused on capital funding activities for research, FDA compliance and the creation of a global supply chain as we recruit and sign contract growers around the world to supply the US market with ZIVO algae. This past year has seen significant funding, such that we have been able to move forward with the transition from purely R&D toward a revenue-generating enterprise.

7 For those of you who may not be familiar with ZIVO Bioscience, the Company holds significant intellectual property in the form of bioactive compounds, patented applications and processes, an optimized algal strain, and nutritional products derived from our proprietary algal biomass that can find their way into food, feed, supplements and even therapeutics.

8 In late 2016, we unveiled the food and feed side of the value creation strategy, positioning the algal biomass itself as a valuable product. A tradename was adopted -- KALGAE™ -- to simplify the almost unpronounceable scientific name of our premier strain. We're also developing a consumer-facing ingredient brand-name, as well – K. planteau, to differentiate our optimized, non-GMO domesticated algal strain from the wild strains present in nature or other, less palatable algae such as

spirulina positioned as healthy ingredients. We also continue to work on new product concepts and partnerships, something I'll discuss further in a few moments.

9 Bringing a new algal biomass product to market is a large and complex undertaking in its own right, as the Company simultaneously moves forward with FDA compliance for a novel algae strain, cultivation process development, current Good Manufacturing Practices (cGMP) and quality assurance standards, federal regulations for imported agricultural products and overseas recruitment of established algae growers. We've hired consultants, contract employees and a new VP of Operations to drive the buildout of a global supply chain that delivers high-quality, fully-compliant powdered algal biomass to markets and customers in the US and EU for applications ranging from vegan snacks and treats to poultry feed ingredients.

10 As many of you are probably aware, ZIVO contracted Synthetic Genomics beginning early 2017 to grow our algae at its Imperial Valley facility in Calipatria, California. By late January/early February of 2018, Synthetic Genomics had produced roughly 16 metric tons of wet algae paste, which was frozen and stored on-site until we could test and run benchtop experiments with the frozen paste and ship to the most qualified processor capable of the specialized handling required.

Synthetic Genomics has since concluded large-scale production experiments, we've gathered the information and SGI now functions as a source of inoculum, or starter culture, for growers outside the United States. When a grower is contracted, Synthetic Genomics would be instructed to ship vials or bottles of our algae to that grower to kick-start production. The Arizona Center for Algae Technology and Innovation, where we've been growing ZIVO strains since 2012, also functions in that capacity, among others.

11 Earlier this year, the Company announced letters of intent with a Chinese producer and an Indian producer. We have since executed letters of intent with two additional growers in China. That number continues to grow. ZIVO principals, namely CFO Phillip Rice, ably assisted by consultant Ms. Wendy Chiao, visited mainland China and Taiwan in December 2017, January, March, June and August

2018, to meet with growers in Inner Mongolia, southwest China and Taiwan, while our newly appointed VP Operations, Ron Costephens and consultant Valerie Harmon visited growers in India. The Company is in the final stages of product registration with the Chinese government, a Chinese patent filing and import/export compliance. A mainland China law firm based in Beijing has been retained to streamline governmental reporting and compliance. A similar process was launched in Taiwan to protect our intellectual property.

12 Our latest count shows 40 active producers in mainland China with annual projected capacity of 11,000 metric tons, 15 active producers in India with annual projected capacity of 200 metric tons. We anticipate that ZIVO will be able to sign up a significant number of these active growers within 180 days, all of whom have previously relied on a spotty and unstable spirulina market as their sole source of revenue. We've also signed an LOI with a Peruvian producer to grow ZIVO algae, with the eventual goal to build out a 280-pond facility designed to generate up to 3500 metric tons annually, which can add considerably to our revenue picture.

Our cultivation experiments in photobioreactors operated by Algatek in Asturias, Spain did not yield the results we expected and growing our algae in these artificially-lit reactors actually changed the appearance and composition of our algae strain. We've put that program on hold and may return to it in the future.

13 With respect to compliance and GRAS (Generally Recognized as Safe) compliance for humans, we are at the very end of the process. Our safety and toxicology data were published in the peer-reviewed journal Toxicology Reports just a month or so ago, we've concluded the comment period, and we're awaiting the decision of the GRAS review panel, at which time we can immediately begin to sell ZIVO algal biomass as a human food ingredient and use much of that same data for the poultry GRAS process, which has been on a parallel track for some months.

14 Tox Strategies, based in Austin, TX, was engaged back in April to manage poultry compliance, which again derives much of its scientific and safety data from the human compliance work, but adds specie-specific testing and reporting, as well scientific review by poultry nutrition and health experts. The GRAS certification for animals is expected at roughly the same time as ZIVO poultry feed ingredient

becomes available from our growers in India, China and elsewhere at production volume.

15 In April 2017, we entered into a licensing agreement with animal health innovator NutriQuest, which provides nutritional services to the biggest brand names in US poultry and pork production. As we reported previously, the first three broiler cage studies were very successful. The larger pen studies have had to be repeated because of challenges in properly mixing our algae ingredient, which is a very fine powder, with the chicken feed, which changes size and composition as the birds grow. We have to make sure they actually eat it and it doesn't fall to the bottom of the feed tray. This becomes part of the manufacturing specification and the overall value proposition, so we have to get it right. We're currently running another pen study and carefully monitoring how our product is being integrated into the feed mix. Results are expected by the end of November.

16 This is a big market opportunity for ZIVO, because broilers consume more than 61 billion pounds of feed annually just in the US and we are the third-largest poultry producing nation. If our algae powder is mixed in at a ratio of 2.5 lbs. per ton of feed, we would be looking at unfulfilled demand of our algae in the thousands of tons per year for just this one application. The US. Phytogenic or plant-based ingredients like ours constitute the fastest growing segment in the global poultry feed industry, currently generating about $780 million in sales annually, and growing at 8% annually. We are most definitely well-positioned to take market share if we meet our numbers.

18 As we announced earlier, ZIVO has entered into a supply/license agreement with health snack startup Nutrichipz. We intend to supply our algae powder as a premier ingredient in the Chipura line of non-gluten, soy and grain-free tortilla chips, developed by health food innovator Rick Galdi,

19 the originator of the 3 Zero's brand of zero fat, zero carb, zero calorie salad dressings available nationwide at major food retailers.

20 Mr. Galdi has brought to this meeting a selection of tortilla chips in four flavors for attendees to sample. These chips have the highest algae content of any such

product on the market and take advantage of the defining characteristics of our nutritional offering, namely low odor and a mild taste that blends well with other ingredients, and it's a non-GMO, antibiotic-free, hormone-free, non-animal, non-soy, non-lecithin, pesticide and herbicide-free, grain-free, sugar-free, sustainable source of plant-based protein, packed with micronutrients and minerals, too.

We continue to develop and test processes to deliver a stable, healthful and palatable food/feed ingredient for a wide range of applications. Now that we're scaling production, our shareholders can expect more news on this front over the next few months.

21 On the therapeutic and medicinal front, our research has focused primarily on bovine mastitis, an inflammation of the udder that impacts milk production and is responsible for nearly $3 billion in annual losses to US dairy producers alone, and billions more worldwide. As a point of reference, the US dairy herd represents less than 3% of the world's 244 million dairy cows.

The bovine mastitis research has been moving toward its final phase of validation for well over 22 months, with analytics continuing in step. We concurred with our collaboration partner that the final validation model be narrowed down to a single method of administration aimed at specific pathogens, the details of which must remain confidential for the time being. Since last year's shareholder meetings, one of two such validation pilot experiments have been conducted.

In late 2017, ZIVO was scheduled to move forward with one of two final validation experiments in dairy cows. While pre-testing the samples to be used in this experiment, the Dairy Experts study team in California uncovered the presence of bacteria and bacterial by-products in the testing samples. ZIVO principals switched to a backup synthetic phlorotannin and a synthetic matrix that emulated our ZIVO test sample while we tracked down the cause of contamination. These synthetic samples were developed in collaboration with an independent drug developer. The study showed mixed results but indicated a promising trend for one of the synthetic components, something we can add to future experiments at higher doses.

22 In the same timeframe, one of the Company's premier research partners, the National Center for Natural Product Research (NCNPR) at the University of Mississippi in Oxford, MS advised ZIVO principals that their researchers had isolated and pre-tested bioactive candidates for in vivo testing in dairy cows. The bioactives isolated by NCNPR scientists may replace the samples intended for the 2017 pilot study, but we're committed to pre-testing in-vitro and independent analysis of the samples before conducting the final dairy cow validation test.

We had also engaged the Boston Institute for Biotechnology, based in Boston, MA and Elicityl, based in Grenoble, France, to work in parallel with NCNPR and isolate ZIVO bioactives using different methods in order to have sample volume large enough and pure enough for in vivo studies in dairy cows and for backup purposes, as well. Both entities have completed their isolation/fractionation, and their samples await further validation.

The in vitro validation work conducted at SBH Biosciences in Natick, MA earlier this year was intended to help better understand how our bioactives worked and get a better handle on sample purity and dosing dairy cows. Although the results were generally positive, at the end of the day, the results were more useful in addressing human inflammation and immune response rather than dairy cows, which will come in very handy as we launch the nutrition side of the business in the next few weeks.

We have also engaged research scientists at the Large Animal Clinical Sciences department at Michigan State University's School of Veterinary Medicine to access bovine mastitis in vitro screening of our samples and would also allow us to conduct gene signaling tests and make sure we were on the right track before taking the next step with dairy cow in vivo testing. The in vitro work at MSU is still underway, but preliminary findings support everything that we've worked toward. And, as a bonus. we were awarded a grant from the state of Michigan to keep that research in state.

And finally, we've engaged two research laboratories within the University of North Carolina at Greensboro to conduct additional fractionation and analytics on samples to be tested in dairy cows, which would occur in parallel with the work at

NCNPR and MSU, basically closing the loop on the entire package of intellectual property.

We believe that these additional steps, which do add time and cost to the process, initially delayed by contaminated samples, are absolutely necessary to help ensure a flawless dairy cow test that meets or exceeds the parameters set by our collaboration partner, confirms our analytics and sets the stage for option and license negotiations. The better the results, the stronger our position.

This would bring to conclusion the discovery phase of the development program, which effectively ends our direct involvement. All further developmental work is largely taken up by our collaboration partner once they've exercised their option.

23 In summary, ZIVO principals have been working in two separate tracks, food and pharma, to deliver licensable intellectual property to strategic partners. It is our opinion there is no shortage of opportunity or demand for our products. We can go in many different directions, but the reality is we need to remain focused on two, maybe three, key opportunities. The others will resolve themselves as revenues are realized.

24 Some of our stakeholders ask about time gaps between studies, results and follow-up work. I think it's important to repeat our answer. The Company has no internal testing facilities, no lab or clinical staff. Drug industry veteran William P. Pfund has been named ZIVO Vice-President of R&D. He works closely with our longtime Director of R&D, Dr. Amy Steffek, to formalize internal processes, broaden external initiatives and package the intellectual property developed thus far into a form acceptable to our partners. All R&D work is conducted by independent labs, contract research organizations, academic institutions or independent researchers.

We accommodate the prerogatives and commitments of a dozen or more institutions and individuals at any given time, coordinate their schedules, budgets and deliverables with our timing parameters and capital funding realities. Sometimes, the money, the schedule and deliverables line up perfectly. Other times, they do not. Despite these challenges, we've been able to recruit top researchers in highly specialized fields of study, make our best deal and adjust to

the timeframe available. The single biggest advantage we have over other biotechs is that we're not married to a single course of action, a particular field of science, or even the expertise of one individual.

25 The same will hold true with our compliance, manufacturing and marketing partners as we go operational.

Ron Costephens, our newly-appointed VP Operations, served as executive director, global supply chain management at PepsiCo. The framework he's developing for a global infrastructure is based on logistics as service model and virtualizing many of the functions of a global supply chain to drive down costs and increase efficiency.

It affords us maximum flexibility, capital efficiency and the prospect of healthy returns.

26 Since the previous shareholder meeting held in November 2017, the milestones identified at that time are still in front of us, although we are much closer to achieving them:

- Conclusion of the bovine mastitis study and negotiation for an option or licensing deal
- GRAS status for human consumption of algal biomass is expected within days
- GRAS/AAFCO status for poultry feed ingredient within months
- Expand global production capacity through supply agreements in process, something we attack every day

In my humble opinion, we are near the goal line. Real world revenues are within reach.

27 Concluding ZIVO core business, we address Wellmetrix LLC, a wholly-owned subsidiary of ZIVO primarily focused on assessing and monitoring health and wellness at home using a smartphone-enabled analyzer and patented wellness assay.

28 As reported late last year, the Company successfully obtained a new web domain that has allowed for a subtle change in corporate identification. WellMetris, LLC is now Wellmetrix, LLC, and a new website www.wellmetrix.com went live in late April 2018. No changes in ownership status has occurred.

29 With a budget hovering near zero, we have made improvements in product design, conducted finite element analysis of the urine sample collection device and largely finished the CAD modeling necessary for tooling to produce finished pieces.
30 Most importantly, we've finally received notice of allowance for the first of several pending US patents. The Wellness Panel patent describes the very first non-invasive, multianalyte test to assess an individual's metabolic efficiency and state of healthiness in the privacy of their home – in 3 minutes or less.

31 We need to conclude development of one last assay and finish the software before moving to low-volume production, which will require new outside funding and potentially a spinoff or sale.

32 ZIVO management looks forward to announcing new developments and progress toward stated milestones over the coming months.

33 I'd like to invite our board chair and chief financial officer, Philip Rice, back to the podium. We'll begin taking questions from attendees here, and then those holding on the conference line.

34 Q&A

35 Thank You

ZIVO Bioscience Annual Shareholder Meeting

WELCOME

November 7, 2018
Detroit, Michigan

Notice

Safe Harbor Statement

Except for any historical information, the matters discussed in this presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the timing of completion of a trial, actual future clinical trial results being different than the results the company has obtained to date, and the company's ability to secure funding. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and those actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

November 7, 2018
Detroit, Michigan

WELCOME

Meeting Open

CFO REPORT

Philip M. Rice II
Chairman & Chief Financial Officer

ZIVO BIOSCIENCE

2018 Annual Shareholder Meeting

November 7, 2018
Detroit, Michigan

Report to Shareholders

Andrew A. Dahl
President & Chief Executive Officer

ZIVO BIOSCIENCE

Notice to Shareholders and Investors

This presentation and any Exhibits to it contain forward-looking statements that involve risks and uncertainties. These statements reflect the Company's future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of the words "anticipate," "expect," "estimate," "intend," "believe," and similar expressions. The Company's actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include, but are not limited to, those discussed in this document.

CEO Report to Shareholders

The Last 12 Months

Renewed focus on capital funding and managing resources

- Human GRAS is effectively complete, awaiting approvals
- Continued work on processes and product readiness
- Transition to operations and revenue generating activities

ZIVO BIOSCIENCE

Algae Program

Bioactive compounds extracted from proprietary algal cultures. Valuable nutritional products. Extensive IP portfolio

Issued Patents

Agents and Mechanisms for Treating Hypercholesterolemia	8/22/2012	United States National Phase SN 13/580,471	9,486,005	11/8/2016
Composition and Use of Phyto-percolate For Treatment of Disease	PCT filed 04/20/2006	(US) 12/067,735	8,586,053	11/19/2013
Composition and Use of Phyto-percolate For Treatment of Disease	11/30/2006	(US) 11/606,676	7,807,622	10/5/2010
Composition and Use of Phyto-percolate For Treatment of Disease	10/4/2010	(US) 129/897,574	8,791,060	7/29/2014

Pending Patents

Composition and Method For Affecting Cytokines and NF-κB	**US**	**14/558,516**
Composition for Affecting Cytokines, Lactoferrin, and Serum amyloid A	US	14/898,091

Value Creation

Food & Feed

KALGAE™

Klebsormidium flaccidum sp. ZIVO



Powered by

K. Planteau™

ZIVO BIOSCIENCE

Value Creation



ZIVO BIOSCIENCE IS CREATING A GLOBAL SUPPLY CHAIN IN PARTNERSHIP WITH THE WORLD'S BEST ALGAE PRODUCERS

Value Creation

Transition to Global Operations

SYNTHETIC GENOMICS



ZIVO BIOSCIENCE

Value Creation

Transition to Global Operations



Contract growers in Inner Mongolia

Value Creation

Transition to Global Operations



ZIVO 280-pond facility

Compliance



Generally Recognized As Safe

Human GRAS affirmation process complete, awaiting notice

- Safety/Tox data published in Toxicology Report journal
- GRAS dossier submitted to GRAS review panel
- Review/comment period has concluded
- Fingers crossed, champagne on ice

Compliance



Generally Recognized As Safe

Poultry GRAS underway since April 2018

- Tox Strategies, Inc. retained to manage GRAS/AAFCO process
- Utilize prior human GRAS safety data
- Add specie-specific testing
- Dovetail with product availability from overseas

Partnership



Poultry Feed Ingredient

NutriQuest

Licensing/Marketing Partnership

- Three successful cage studies
- Pen studies require careful monitoring, precise mix control
- Additional testing planned
- Launch upon poultry GRAS

ZIVO BIOSCIENCE

Partnership



Poultry Feed Market

NutriQuest

Begin with US market followed by EU launch

- 61 billion pounds of feed consumed annually in the U.S. alone
- 2.5 pounds ZIVO algae per ton = 15 million pounds annually
- At 10% market adoption rate, we can't keep up with demand
- Customer field trials scheduled for Q1 2019 as revenue events

ZIVO BIOSCIENCE

Partnership



Health and Wellness

Various opportunities in skin health, anti-aging and joint health

- Planned clinical trial for joint health to support product claims
- Planned clinical trial for skin health to support product claims
-



ZIVO BIOSCIENCE

Partnership



Healthy Snacks

Partnership with startup Nutrichipz, LLC

- Line of healthy snacks featuring ZIVO algae
- Targeting upscale health food stores
- High-margin, high-visibility opportunity

ZIVO BIOSCIENCE

Partnership



Zer0s
ITALIAN
Style Dressing
Zer0s
RANCH
Style Dressing
Zer0s
BALSAMIC
Style Vinaigrette
Zero CALORIES!
Zero CARBS!
Zero FAT!
Zer0s
GREEK
Style Dressing
Zer0s
MANGO
Style Dressing

Partnership


12% CALCIUM
14% IRON
9% FIBER
3X PROTEIN
100% Grain-Free Chips
CHIPURAS
FREAKISHLY Addicting
Fortified with K.PLANTEAU
LEMON SUBLIME


12% CALCIUM
14% IRON
9% FIBER
3X PROTEIN
100% Grain-Free Chips
CHIPURAS
FREAKISHLY Addicting
Fortified with K.PLANTEAU
BADA BBQ!
100% ORGANIC
100% VEGAN
100% GLUTEN FREE
NON GMO
NET WT. 5.5 OZ. (156g)


12% CALCIUM
14% IRON
9% FIBER
3X PROTEIN
100% Grain-Free Chips
CHIPURAS
FREAKISHLY Addicting
Fortified with K.PLANTEAU
SALTY GOOD


12% CALCIUM
14% IRON
9% FIBER
3X PROTEIN
100% Grain-Free Chips
CHIPURAS
FREAKISHLY Addicting
Fortified with K.PLANTEAU
Herbin' Italian

LEMON SUBLIME

BADA BBQ!

SALTY GOOD

Herbin' Italian

ZIVO BIOSCIENCE

Pharma Research



Bovine Mastitis

A four-year research effort has faced its share of challenges

- Focus narrowed to a single method of administration and targeted infective pathogens by mutual consent
- Final validation phase in dairy cows delayed by sample contamination, re-assessment of elucidation and sample prep
- New methods, new research partners

ZIVO BIOSCIENCE

Pharma Research



Bovine Mastitis

Restructured Analytics/Validation

THE UNIVERSITY OF MISSISSIPPI

UNCG

MICHIGAN STATE UNIVERSITY

ELICITYL

SBH SCIENCES

BIB Boston Institute of Biotechnology

ZIVO BIOSCIENCE

Company Priorities

Focus on Near-Term Targets





Food	Pharma
Human Food & Beverage	**Discovery Stage Lead Compounds**
Supplements / Nutraceuticals	Bovine Mastitis
Teas, juices, smoothies	Poultry Gut Health
Protein enhancement	Joint Health – Human, Canine
Vegan foods, snacks	Cholesterol Management
Animal Feed	
Poultry	
Swine	
Aquaculture	

ZIVO BIOSCIENCE

Strategic Perspective



Research Methods & Processes

ZIVO long ago adopted a pioneering R&D strategy

- No vested interests in a particular technology or outcome
- Above all, remain flexible and agile – let results dictate the direction of all research
- Identify and engage with leading researchers in their specific field of expertise

Strategic Perspective



Operational Imperatives

ZIVO intends to virtualize its operations to maximize ROI

- Logistics as a service model - outsourced
- Virtualized functions delegated to others
- Metrics and accountability applied to all functions

ZIVO BIOSCIENCE

Milestones



Checking the Boxes

- Human GRAS affirmation expected in days
- Conclusion of bovine mastitis program
- Poultry GRAS/AAFCO certification for poultry feed ingredient
- Buildout of global production capacity
- Revenue

ZIVO BIOSCIENCE

wellmetrix

Get to Know Your Body Better


wellmetrix

Website

HOME PURPOSE PRODUCT PLAN COMPANY NEWS & MEDIA CONTACT


UNPRECEDENTED INSIGHTS INTO PERSONAL HEALTH

Introducing the Next Generation of Personal Health Tracking

Once you've counted the steps, clocked the heartbeats and downed the supplements, do you really know if you're getting any healthier?

With our inexpensive, non-invasive, at-home test, you'll finally know.

Our technology allows you to measure and monitor key indicators of your overall health not possible with traditional lab tests or currently available health tracking devices.

In minutes, our convenient personal metabolic test assesses 8 vital biomarkers of personal metabolic efficiency, showing the impact of changes to lifestyle, including exercise and nutrition.

At less than the cost of a lab, this price/performance breakthrough delivers unprecedented insights into how your unique body chemistry performs and gives you control over lifestyle choices that lead to optimum health.

We're actively developing our first product. Click on the links below to learn more.

OUR PURPOSE

We use urinary biomarkers to guide users on a personalized path to health, longevity and quality of life.

Read More

OUR PRODUCT

A price/performance breakthrough that measures metabolic efficiency with a non-invasive, at-home test.

Read More

OUR PLAN

Build a $500 million enterprise in less than 5 years inside 3 rapidly growing B2B and B2C industries.

Read More

WellMetrix – Unprecedented Insights into Personal Health

Measure key metabolic biomarkers in 3 minutes - a breakthrough innovation

Set benchmark with your first test, then track improvements with monthly or quarterly tests

Hydration
Efficiency
Acidosis
Antioxidant Capacity
Oxidative Stress Biomarkers
Muscle Recovery
Systemic Inflammation
Body Chemistry
Electrolytes
Energy


Disposable Test Cartridge
Bluetooth Analyzer
wellmetrix
Mobile or Tablet App

Intellectual Property

Wellmetrix holds valuable intellectual property in the form of patent and/or patent filings, engineering designs, analytics and prototypes, assay formulations, software source code and executables, and related trade secrets

- Wellness Panel – a multianalyte panel of assays to assess overall health and metabolic efficiency. Notice of Allowance received 4/23/2018 – Patent Issuance November 2018
- Rapid Health Assessment System, Device, and Method – an integrated test, analyzer and software system for a variety of health and wellness uses filed 5/7/2018
- Sample Collection Device and Method for Urine and Other Fluids – a non-invasive, disposable, low biohazard risk device and method filed 9/12/2017
- Smartphone Enabled Urinalysis Device, Software and Test Platform filed 3/23/2016
- Wellness Panel Continuation-in-Part filed 11/28/2017

wellmetrix

Consumer Personal Health Tracking

Low-Risk Consumer Health Information Device

Private-label kits to channel partners for lowest market-entry cost

Speed to market is a strategic imperative

There is no shortage of market verticals/channels

Professional Reseller Channels

Fitness Centers

Personal Coaches

Medical Spas

Weight Loss Clinics

Retail Pharmacy Chains

Network Marketing

Supplement Retailers

Health Food Retailers

Continuity Marketing



Consumer kit for affluent, informed early adopters

wellmetrix

wellmetrix

Unprecedented Insights Into Personal Health

2018 Annual Shareholder Meeting

November 7, 2018
Detroit, Michigan

Q&A Session

2018 Annual Shareholder Meeting

November 7, 2018
Detroit, Michigan

Thank You

ZIVO BIOSCIENCE